Exhibit 99.1

Vacasa Releases Record Fourth Quarter and Full Year 2021 Results

Exceeds fourth quarter 2021 and full year 2021 guidance

Raises full year 2022 Revenue and Adjusted EBITDA outlook

Expects to reach Adjusted EBITDA profitability in full year 2023

PORTLAND, Ore. (March 16, 2022) — Vacasa (Nasdaq: VCSA), North America’s leading vacation rental management platform, today announced its financial results for the quarter and year ended December 31, 2021, provided a business update, and posted a shareholder letter with management commentary and a review of the financial results on its investor relations website.

“We made incredible progress in 2021, scaling our business and extending our position as North America’s leading vacation rental management platform,” said Matt Roberts, Chief Executive Officer of Vacasa. “There is strong momentum across all aspects of our business and we remain focused on leveraging technology to streamline our operations and provide an exceptional experience to homeowners and guests.”

Financial and Business Highlights

●	Achieved Record Gross Booking Value and Revenue. For the full year 2021, Vacasa generated a record $1.9 billion of Gross Booking Value, up 105% year-over-year, driving Revenue of $889 million, more than $130 million ahead of the initial target outlined in July 2021.

●	Extended Scale and National Leadership Position. Vacasa finished 2021 with approximately 37,000 homes on its platform, up more than 60% year-over-year, extending its position as North America’s leading vacation rental management platform.

●	Expanded Sales Capacity. Over the course of 2021, Vacasa added about 200 new sales executives, more than doubling the size of its sales force, and positioning it for continued growth in the years ahead.

●	Launched Differentiated, Proprietary Technology Products. Vacasa’s nearly 200 engineers and product managers launched a number of new technology solutions during the past year, including the Vacasa Homeowner app, the clean inspection tool and the itinerary-based pricing algorithm, and announced the roll-out of its smart home management system.

●	Raising Financial Outlook. For the full year 2022, Vacasa set its Revenue and Adjusted EBITDA guidance ahead of the targets it outlined in July 2021. Further, on the heels of recent solid execution and the success of growth investments, Vacasa expects to achieve Adjusted EBITDA profitability for the full year 2023.

Fourth Quarter and Full Year 2021 Financial Results and Key Business Metrics1

Fourth Quarter 2021 Financial Results as compared to Fourth Quarter 2020:

●	Revenue was $192 million, a 76% year-over-year increase.

●	Net Loss was $118 million, compared to $45 million.

●	Adjusted EBITDA was negative $68 million, compared to negative $29 million.

Fourth Quarter 2021 Key Business Metrics as compared to Fourth Quarter 2020:

●	Nights Sold were 1.1 million, a 55% year-over-year increase.

●	Gross Booking Value per Night Sold was $347, a 27% year-over-year increase.

●	Gross Booking Value was $379 million, a 96% year-over-year increase.

Full Year 2021 Financial Results as compared to Full Year 2020:

●	Revenue was $889 million, a 81% year-over-year increase.

●	Net Loss was $155 million, compared to $92 million.

●	Adjusted EBITDA was negative $29 million, compared to negative $35 million.

Full Year 2021 Key Business Metrics as compared to Full Year 2020:

●	Nights Sold were 5.2 million, a 72% year-over-year increase.

●	Gross Booking Value per Night Sold was $371, a 19% year-over-year increase.

●	Gross Booking Value was $1.9 billion, a 105% year-over-year increase.

"Our team executed extremely well last year delivering full year 2021 Revenue and Adjusted EBITDA ahead of the initial targets we provided in July 2021," said Jamie Cohen, Chief Financial Officer of Vacasa. "Building on our success over the past year, we are raising our full year 2022 Revenue and Adjusted EBITDA outlook and expect to achieve positive Adjusted EBITDA next year."

Financial Guidance

As of today, Vacasa is providing the following guidance for the first quarter and full year 2022. The guidance includes the expected recognition of an estimated $13 million of Revenue in the first quarter associated with the expiration and estimated breakage of future stay credits which Vacasa began to issue in March 2020 during the onset of the pandemic. The Revenue benefit will also flow through to Adjusted EBITDA. Vacasa also expects to deliver positive Adjusted EBITDA for the full year 2023.

	First Quarter 2022	Full Year 2022
(in millions)
Revenue	$245 - $255	$1,125 - $1,175
Adjusted EBITDA	$(25) - $(20)	$(21) - $(14)

1 For information about how Vacasa defines its Key Business Metrics, see below under the heading “Key Business Metrics.”

Fourth Quarter 2021 Financial Results Conference Call

Vacasa will host a conference call at 2:00 p.m. PT / 5:00 p.m. ET today to discuss the fourth quarter and full year 2021 financial results and provide a business update. A link to the live webcast will be made available on Vacasa’s Investor Relations website at investors.vacasa.com. A replay of the webcast will be available for one year beginning approximately two hours after the close of the call.

About Vacasa

Vacasa is the leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that adjusts rates in real time to maximize revenue. Guests can relax comfortably in Vacasa’s 35,000+ homes across more than 400 destinations in North America, Belize, and Costa Rica, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover, and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com, and Vrbo.

For more information, visit https://www.vacasa.com/press.

Forward-Looking Statements

Certain statements made in this press release are considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect Vacasa’s current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Due to known and unknown risks, actual results may differ materially from Vacasa’s expectations and projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Vacasa’s ability to achieve profitability; Vacasa’s ability to manage and sustain its growth; the effects of the novel coronavirus (COVID-19) pandemic, including as a result of new strains or variants of the virus, on Vacasa’s business, the travel industry, travel trends, and the global economy generally; Vacasa’s expectations regarding its financial performance, including its revenue, costs, and Adjusted EBITDA; Vacasa’s ability to attract and retain homeowners and guests; Vacasa’s ability to compete in its industry; Vacasa’s expectations regarding the resilience of its model, including in areas such as domestic travel, short-distance travel, and travel outside of top cities; the effects of seasonal trends on its results of operations; Vacasa’s ability to make required payments under its credit agreement and to comply with the various requirements of its indebtedness; its ability to effectively manage the Company’s exposure to fluctuations in foreign currency exchange rates; the anticipated increase in expenses associated with being a public company; anticipated trends, developments, and challenges in Vacasa’s industry, business, and the highly competitive markets in which it operates; the sufficiency of its cash and cash equivalents to meet its liquidity needs; Vacasa’s ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs; its ability to expand into new markets and businesses, expand its range of homeowner services and pursue strategic acquisition and partnership opportunities; Vacasa’s ability to manage expansion into international markets; Vacasa’s ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to its business both in the United States and internationally and its expectations regarding various laws and restrictions that relate to its business; Vacasa’s expectations regarding its tax liabilities and the adequacy of its reserves; Vacasa’s ability to effectively manage its growth and expand its infrastructure and maintain its corporate culture; the Company’s ability to identify, recruit, and retain skilled personnel, including key members of senior management; the effects of labor shortages and increases in wage and labor costs in its industry; the safety, affordability, and convenience of Vacasa’s platform and its offerings; its ability to keep pace with technological and competitive developments; its ability to maintain and enhance brand awareness; Vacasa’s ability to successfully defend litigation brought against it and its ability to secure adequate insurance coverage to protect the business and operations; and Vacasa’s ability to maintain, protect, and enhance its intellectual property.

You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus filed by Vacasa with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) on December 30, 2021, as such factors may be updated from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 to be filed later this month. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Use of Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, which is a financial measure that is not defined by or presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is defined as net loss excluding: (1) depreciation and acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable; (2) interest income and expense; (3) any other income or expense not earned or incurred during our normal course of business; (4) any income tax benefit or expense; (5) equity-based compensation costs; (6) one-time costs related to strategic business combinations; and (7) restructuring costs. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature or the amount and timing of these items is unpredictable or one-time in nature, not driven by the performance of our core business operations and renders comparisons with prior periods and competitors less meaningful. Adjusted EBITDA as a percentage of Revenue is calculated by dividing Adjusted EBITDA for a period by Revenue for the same period.

Adjusted EBITDA is not defined by or presented in accordance with GAAP, has significant limitations as an analytical tool, should be considered as supplemental in nature, and is not meant as a substitute for net loss or any other financial information prepared in accordance with GAAP. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, is frequently used by these parties in evaluating companies in our industry, and provides a useful measure for period-to-period comparisons of our business performance. Moreover, we present Adjusted EBITDA in this press release because it is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

Although we use Adjusted EBITDA as described above, Adjusted EBITDA has significant limitations as an analytical tool, including that it:

●	does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the interest expense, or the cash required to service interest or principal payments, on our debt;

●	does not reflect our tax expense or the cash required to pay our taxes; and

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measure does not reflect any cash requirements for such replacements.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. In addition, other companies in our industry may calculate this measure differently than we do, thereby further limiting its usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only on a supplemental basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for depreciation and amortization of intangible assets, equity-based compensation expense, business combination costs, restructuring charges and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$192,104	$108,909	$889,058	$491,760
Costs and expenses:
Cost of revenue (1)	108,298	68,997	440,753	256,086
Operations and support (1)	54,148	28,999	186,984	116,192
Technology and development (1)	17,774	7,578	48,709	27,030
Sales and marketing (1)	73,247	17,236	187,904	79,971
General and administrative (1)	29,163	18,597	88,835	57,587
Depreciation	4,389	4,102	17,110	15,483
Amortization of intangible assets	13,385	4,298	44,163	18,817
Total costs and expenses	300,404	149,807	1,014,458	571,166
Loss from operations	(108,300)	(40,898)	(125,400)	(79,406)
Interest income	4	6	36	385
Interest expense	(22,504)	(3,135)	(31,723)	(7,907)
Other income (expense), net	13,479	(1,350)	3,280	(5,725)
Loss before income tax	(117,321)	(45,377)	(153,807)	(92,653)
Income tax benefit (expense)	(860)	79	(784)	315
Net loss	$(118,181)	$(45,298)	$(154,591)	$(92,338)
Loss attributable to remeasurement of redeemable convertible preferred units	—	(157,424)	(426,101)	(202,433)
Net loss including remeasurement of redeemable convertible preferred units	(118,181)	(202,722)	(580,692)	(294,771)
Less: Net loss including remeasurement of redeemable convertible preferred units prior to Reverse Recapitalization	(92,926)	(202,722)	(555,437)	(294,771)
Less: Net loss attributable to redeemable noncontrolling interests	(12,558)	—	(12,558)	—
Net loss attributable to Class A Common Stockholders	$(12,697)	$—	$(12,697)	$—
Net loss per share of Class A Common Stock (2):
Basic and diluted	$(0.06)	N/A	$(0.06)	N/A
Weighted-average shares of Class A Common Stock outstanding (2):
Basic and diluted	214,794	N/A	214,794	N/A

(1) Includes equity-based compensation expense as follows:

Cost of revenue	$113	$—	$113	$—
Operations and support	2,488	28	2,574	252
Technology and development	2,543	234	3,032	641
Sales and marketing	7,223	274	8,270	372
General and administrative	9,338	941	12,989	2,084
Total equity-based compensation expense	$21,705	$1,477	$26,978	$3,349

(2) Basic and diluted net loss per share of Class A Common Stock is applicable only for the period from December 6, 2021 through December 31, 2021, which is the period following the closing of our business combination with TPG Pace Solutions Corp.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$353,842	$218,484
Restricted cash	165,294	72,528
Accounts receivable, net	48,989	10,161
Prepaid expenses and other current assets	19,325	10,191
Total current assets	587,450	311,364
Property and equipment, net	67,186	65,087
Intangible assets, net	216,499	77,426
Goodwill	754,506	121,487
Other long-term assets	11,269	11,888
Total assets	$1,636,910	$587,252
Liabilities, Temporary Equity, and Equity (Deficit)
Current liabilities:
Accounts payable	$34,786	$15,648
Funds payable to owners	214,301	92,707
Hospitality and sales taxes payable	46,958	20,721
Deferred revenue	107,252	49,992
Future stay credits	30,995	35,140
Accrued expenses and other current liabilities	71,833	44,022
Total current liabilities	506,125	258,230
Long-term debt, net of current portion	512	111,689
Other long-term liabilities	112,123	22,204
Total liabilities	618,760	392,123
Redeemable convertible preferred units	—	771,979
Redeemable noncontrolling interests	1,770,096	—
Equity (Deficit):
Vacasa Holdings LLC Class A and Class B Common Units	—	—
Class A Common Stock (1)	21	—
Class B Common Stock	21	—
Additional paid-in capital	—	—
Accumulated deficit	(751,929)	(577,091)
Accumulated other comprehensive income (loss)	(59)	241
Total deficit:	(751,946)	(576,850)
Total liabilities, temporary equity, and equity (deficit)	$1,636,910	$587,252

(1) As of December 31, 2021, we had approximately 214.8 million shares of Class A Common Stock outstanding, which excludes up to approximately 236.4 million shares of Class A Common Stock issuable as of such date upon the redemption, exercise or exchange of certain securities as follows:

•	approximately 212.8 million shares of Class A Common Stock issuable upon the redemption of common units of Vacasa Holdings LLC (and the cancellation of an equal number of shares of Class B Common Stock in connection therewith);
•	approximately 5.0 million additional shares of Class A Common Stock issuable upon the redemption of common units of Vacasa Holdings LLC following the satisfaction of certain time-based vesting requirements;
•	approximately 10.5 million shares of Class A Common Stock issuable upon the exercise of stock appreciation rights and options; and
•	up to approximately 8.2 million shares of Class A Common Stock issuable upon the conversion of shares of our Class G Common Stock.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash from operating activities:
Net loss	$(154,591)	$(92,338)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Bad debt expense	4,689	6,403
Depreciation	17,110	15,483
Amortization of intangible assets	44,163	18,817
Deferred income taxes	(55)	(556)
Other gains and losses	77	(36)
Fair value adjustment on derivative liabilities	(2,889)	6,636
Non-cash interest expense	27,496	5,145
Equity-based compensation expense	26,978	3,349
Change in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	35,400	2,295
Prepaid expenses and other assets	(6,178)	13,384
Accounts payable	8,288	(3,491)
Funds payable to owners	40,199	(17,250)
Hospitality and sales taxes payable	11,076	3,952
Deferred revenue and future stay credits	3,576	24,980
Accrued expenses and other liabilities	7,926	10,800
Net cash provided by (used in) operating activities	63,265	(2,427)
Cash from investing activities:
Purchases of property and equipment	(5,853)	(1,619)
Cash paid for internally developed software	(5,387)	(7,856)
Cash paid for business combinations, net of cash and restricted cash acquired	(103,393)	(3,519)
Other investing activities	—	323
Net cash used in investing activities	(114,633)	(12,671)
Cash from financing activities:
Proceeds from Reverse Recapitalization, net	302,638	—
Payments of Reverse Recapitalization costs	(7,937)	—
Cash paid for business combinations	(13,647)	(9,461)
Proceeds from issuance of long-term debt	—	115,931
Payments of long term debt	(125)	(10,169)
Proceeds from issuance of preferred units, net of issuance costs	—	500
Other financing activities	(1,318)	(339)
Net cash provided by financing activities	279,611	96,462
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(119)	159
Net increase in cash, cash equivalents and restricted cash	228,124	81,523
Cash, cash equivalents and restricted cash, beginning of period	291,012	209,489
Cash, cash equivalents and restricted cash, end of period	$519,136	$291,012

Key Business Metrics

(in thousands, except GBV per Night Sold, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Gross Booking Value ("GBV") (1)	$379,363	$193,087	$1,915,591	$935,447
Nights Sold (2)	1,094	704	5,165	3,005
GBV per Night Sold (3)	$347	$274	$371	$311

(1) Gross Booking Value represents the dollar value of bookings from our distribution partners as well as those booked directly on our platform related to Nights Sold during the period and cancellation fees for bookings cancelled during the period (which may relate to bookings made during prior periods). GBV is inclusive of amounts charged to guests for rent, fees, and the estimated taxes a guest pays when we are responsible for collecting tax.

(2) Nights Sold is defined as the total number of nights stayed by guests on our platform in a given period.

(3) GBV per Night Sold represents the dollar value of each night stayed by guests on our platform in a given period. GBV per Night Sold reflects the pricing of rents, fees, and estimated taxes a guest pays.

Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDA Reconciliation

(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net Loss	$(118,181)	$(45,298)	$(154,591)	$(92,338)
Add back:
Depreciation and amortization of intangible assets	17,774	8,400	61,273	34,300
Interest income	(4)	(6)	(36)	(385)
Interest expense	22,504	3,135	31,723	7,907
Other income (expense), net	(13,479)	1,350	(3,280)	5,725
Income tax benefit (expense)	860	(79)	784	(315)
Equity-based compensation	21,705	1,477	26,978	3,349
Business combination costs (1)	703	—	8,382	—
Restructuring costs (2)	1	1,843	250	6,805
Adjusted EBITDA	$(68,117)	$(29,178)	$(28,517)	$(34,952)

(1) Represents third party costs associated with the strategic acquisition of TurnKey and third party costs associated with our merger with TPG Pace Solutions Corp.

(2) Represents costs associated with an internal reorganization and workforce reductions in response to the COVID-19 pandemic and costs associated with the wind-down of a significant portion of our international operations.